                              EXHIBIT 99.1(a)(ii)

                                                            EXHIBIT 99.1(a)(ii)


           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                      JUNE 30, 1998 AND DECEMBER 31, 1997
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                JUNE 30,       DECEMBER 31,
                                                                                  1998             1997
                                                                             --------------   -------------
ASSETS
Cash and amounts due from banks ..........................................    $   345,921     $   350,214
Interest-bearing deposits in other banks .................................          2,081          36,164
Short-term investment securities .........................................         35,404          25,933
                                                                              -----------     -----------
   Cash and cash equivalents .............................................        383,406         412,311
Securities available for sale, at fair value .............................        783,029         813,085
Securities held to maturity ..............................................         58,557          58,299
Mortgage-backed securities available for sale, at fair value .............      8,037,170       5,076,598
Mortgage-backed securities held to maturity ..............................      1,143,112       1,337,877
Loans held for sale, net .................................................      1,725,497       1,483,466
Loans receivable, net ....................................................     18,626,425      19,424,410
Investment in Federal Home Loan Bank ("FHLB") System .....................        540,127         468,191
Office premises and equipment, net .......................................        179,278         159,349
Foreclosed real estate, net ..............................................         64,892          76,997
Accrued interest receivable ..............................................        207,422         188,203
Intangible assets (net of accumulated amortization of $83,523 in 1998
 and $60,294 in 1997).....................................................        656,177         675,927
Mortgage servicing rights ................................................        669,056         536,703
Other assets .............................................................        975,877         650,740
                                                                              -----------     -----------
   Total assets ..........................................................    $34,050,025     $31,362,156
                                                                              ===========     ===========
LIABILITIES, MINORITY INTEREST AND STOCKHOLDER'S EQUITY
Deposits .................................................................    $16,044,288     $16,202,605
Securities sold under agreements to repurchase ...........................      2,861,604       1,842,442
Borrowings ...............................................................     12,739,591      11,232,530
Other liabilities ........................................................        729,599         702,959
                                                                              -----------     -----------
   Total liabilities .....................................................     32,375,082      29,980,536
                                                                              -----------     -----------
Commitments and contingencies ............................................             --              --
Minority interest ........................................................      1,213,967       1,175,704
Stockholder's equity:
 Common stock, $1.00 par value, 1,000 shares authorized, issued and
   outstanding ...........................................................              1               1
 Additional paid-in capital ..............................................             --              --
 Net unrealized holding gain on securities available for sale ............         22,481          28,129
 Retained earnings (substantially restricted) ............................        438,494         177,786
                                                                              -----------     -----------
   Total stockholder's equity ............................................        460,976         205,916
                                                                              -----------     -----------
   Total liabilities, minority interest and stockholder's equity .........    $34,050,025     $31,362,156
                                                                              ===========     ===========

            See accompanying notes to unaudited consolidated financial statements.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                          (UNAUDITED) (IN THOUSANDS)


                                                                               1998            1997
                                                                          -------------   -------------
Interest income:
 Loans receivable .....................................................    $  761,340      $  779,663
 Mortgage-backed securities available for sale ........................       178,529         134,432
 Mortgage-backed securities held to maturity ..........................        47,433          58,869
 Loans held for sale ..................................................        58,230          37,627
 Securities available for sale ........................................        28,286          25,278
 Securities held to maturity ..........................................         1,572             929
 Interest-bearing deposits in other banks .............................         1,571           3,790
                                                                           ----------      ----------
   Total interest income ..............................................     1,076,961       1,040,588
                                                                           ----------      ----------
Interest expense:
 Deposits .............................................................       355,202         374,787
 Securities sold under agreements to repurchase .......................        57,049          72,786
 Borrowings ...........................................................       369,151         287,290
                                                                           ----------      ----------
   Total interest expense .............................................       781,402         734,863
                                                                           ----------      ----------
   Net interest income ................................................       295,559         305,725
Provision for loan losses .............................................        20,000          39,900
                                                                           ----------      ----------
   Net interest income after provision for loan losses ................       275,559         265,825
                                                                           ----------      ----------
Noninterest income:
 Loan servicing fees, net .............................................        71,363          74,979
 Customer banking fees and service charges ............................        51,197          46,752
 Gain on sale of loans, net ...........................................        36,124          11,358
 (Loss) gain on sale of branches ......................................           (86)          1,069
 Loss on sale of assets, net ..........................................          (181)           (214)
 Dividends on FHLB stock ..............................................        14,562          11,975
 Other income .........................................................        11,755          15,368
                                                                           ----------      ----------
   Total noninterest income ...........................................       184,734         161,287
                                                                           ----------      ----------
Noninterest expense:
 Compensation and employee benefits ...................................       127,620         127,502
 Occupancy and equipment ..............................................        41,406          40,844
 Savings Association Insurance Fund deposit insurance premium .........         5,054           5,450
 Loan expense .........................................................        23,500          33,966
 Marketing ............................................................         9,914           7,684
 Professional fees ....................................................        19,609          22,198
 Data processing ......................................................         6,897           6,182
 Foreclosed real estate operations, net ...............................        (5,138)           (857)
 Amortization of intangible assets ....................................        23,229          24,595
 Other ................................................................        50,626          57,804
                                                                           ----------      ----------
   Total noninterest expense ..........................................       302,717         325,368
                                                                           ----------      ----------
Income before income taxes and minority interest ......................       157,576         101,744
Income tax (benefit) expense ..........................................      (223,818)         19,218
                                                                           ----------      ----------
Income before minority interest .......................................       381,394          82,526
Minority interest .....................................................       118,660          62,900
                                                                           ----------      ----------
   Net income .........................................................    $  262,734      $   19,626
                                                                           ==========      ==========

     See accompanying notes to unaudited consolidated financial statements.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                          (UNAUDITED) (IN THOUSANDS)




                                                                                  1998           1997
                                                                              -----------   -------------
Net income ................................................................    $262,734        $19,626
Other comprehensive income, net of tax:
 Unrealized holding (loss) gain on securities available for sale:
   Unrealized holding (loss) gain arising during the period ...............      (5,196)        5,444
   Less: reclassification adjustment for gains included in net (loss) gain         (452)           (3)
                                                                               --------        ---------
 Other comprehensive (loss) income ........................................      (5,648)        5,441
                                                                               --------        --------
Comprehensive income ......................................................    $257,086        $25,067
                                                                               ========        ========






















    See accompanying notes to unaudited consolidated financial statements.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

                        SIX MONTHS ENDED JUNE 30, 1998
                          (UNAUDITED) (IN THOUSANDS)



                                                                           NET UNREALIZED
                                                          ADDITIONAL      HOLDING GAINS ON                         TOTAL
                                               COMMON       PAID-IN          SECURITIES          RETAINED      STOCKHOLDER'S
                                                STOCK       CAPITAL      AVAILABLE FOR SALE      EARNINGS         EQUITY
                                              --------   ------------   --------------------   ------------   --------------
Balance at December 31, 1997 ..............      $ 1        $  --             $ 28,129           $177,786        $205,916
Net income ................................       --           --                   --            262,734         262,734
Capital contribution ......................       --           28                   --                 --              28
Redemption of Additional FN
 Holdings Preferred Stock .................       --           --                   --                630             630
Dividends to parent .......................       --          (28)                  --             (2,656)         (2,684)
Change in net unrealized holding gains
 on securities available for sale .........       --           --               (5,648)                --          (5,648)
                                                 ---        -----             --------           --------        --------
Balance at June 30, 1998 ..................      $ 1        $  --             $ 22,481           $438,494        $460,976
                                                 ===        =====             ========           ========        ========

























    See accompanying notes to unaudited consolidated financial statements.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                          (UNAUDITED) (IN THOUSANDS)



                                                                                   1998              1997
                                                                             ---------------   ---------------
Cash flows from operating activities:
 Net income ..............................................................    $    262,734      $     19,626
 Adjustments to reconcile net income to net cash (used in) provided by operating activities:
  Amortization of intangible assets ......................................          23,229            24,595
  Accretion of purchase accounting premiums and discounts, net ...........          (3,675)           (9,882)
  Accretion of discount on borrowings ....................................             372               372
  Amortization of mortgage servicing rights ..............................          57,074            51,070
  Provision for loan losses ..............................................          20,000            39,900
  Loss on sales of assets, net ...........................................             181               214
  Loss (gain) on sale of branches ........................................              86            (1,069)
  Gain on sales of foreclosed real estate, net ...........................          (8,403)           (7,191)
  Loss on sale of loans, net .............................................          65,491            51,816
  Depreciation and amortization of office premises and equipment .........          11,225             7,603
  Amortization of deferred debt issuance costs ...........................           4,351             3,379
  FHLB stock dividends ...................................................         (14,562)          (11,975)
  Capitalization of originated mortgage servicing rights and excess
   servicing fees receivable .............................................        (101,615)          (63,174)
  Purchases and originations of loans held for sale ......................      (4,847,904)       (3,024,959)
  Proceeds from the sale of loans held for sale ..........................       4,537,939         2,962,052
  (Increase) decrease in other assets ....................................        (335,037)          107,353
  Increase in accrued interest receivable ................................         (18,649)          (15,004)
  Increase (decrease) in other liabilities ...............................          31,358              (733)
  Minority interest ......................................................         118,660            59,048
                                                                              ------------      ------------
  Net cash (used in) provided by operating activities ....................        (197,145)          193,041
                                                                              ------------      ------------





















    See accompanying notes to unaudited consolidated financial statements.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                    (UNAUDITED) (IN THOUSANDS) (CONTINUED)



                                                                                   1998            1997
                                                                             ---------------  --------------
Cash flows from investing activities:
 Acquisitions:
   Cal Fed Acquisition ....................................................   $          --    $   (161,196)
   GSAC Acquisition .......................................................         (13,577)             --
   Mortgage loan servicing rights and operations ..........................              --          (7,728)
 Purchases of securities available for sale ...............................        (513,957)       (607,845)
 Proceeds from maturities of securities available for sale ................         549,442         204,888
 Purchases of securities held to maturity .................................            (615)        (58,149)
 Proceeds from maturities of securities held to maturity ..................             357           4,374
 Purchases of mortgage-backed securities available for sale ...............      (4,083,863)     (1,743,072)
 Principal payments on mortgage-backed securities available for sale ......       1,107,314         345,823
 Proceeds from sales of mortgage-backed securities available for sale .....           3,253          22,184
 Principal payments on mortgage-backed securities held to maturity ........         194,445         136,207
 Net decrease in loans receivable .........................................         728,600         652,385
 Purchases of FHLB stock, net .............................................         (71,936)             --
 Purchases of office premises and equipment ...............................         (37,221)        (24,264)
 Proceeds from disposal of office premises and equipment ..................           5,840           1,828
 Proceeds from sales of foreclosed real estate ............................          76,424          67,216
 Purchases of mortgage servicing rights ...................................         (63,628)        (21,230)
                                                                              -------------    ------------
      Net cash flows used in investing activities .........................      (2,119,122)     (1,188,579)
                                                                              -------------    ------------
Cash flows from financing activities:
 Branch Sales .............................................................              --         (21,683)
 Net decrease in deposits .................................................        (157,876)       (810,276)
 Proceeds from additional borrowings ......................................      11,829,493       9,147,953
 Principal payments on borrowings .........................................     (10,321,926)     (8,598,582)
 Net increase in securities sold under agreements to repurchase ...........       1,019,260         500,856
 Proceeds from FN Escrow Merger ...........................................              --         605,347
 Issuance of REIT Preferred Stock, net ....................................              --         485,959
 Dividends to Parent ......................................................          (2,628)             --
 Redemption of FN Holdings/FN Escrow Preferred Stock ......................              --         (17,250)
 Redemption of FN Holdings Preferred Stock ................................         (25,000)        (62,500)
 Dividends paid to minority stockholders, net of taxes ....................         (53,933)        (61,668)
 Issuance costs of FN Holdings Preferred Stock ............................              --            (440)
 Capital contribution .....................................................              --              39
 Capital distribution to parent ...........................................             (28)             --
                                                                              -------------    ------------
      Net cash flows provided by financing activities .....................       2,287,362       1,167,755
                                                                              -------------    ------------
Net change in cash and cash equivalents ...................................         (28,905)        172,217
Cash and cash equivalents at beginning of period ..........................         412,311         269,869
                                                                              -------------    ------------
Cash and cash equivalents at end of period ................................   $     383,406    $    442,086
                                                                              =============    ============

    See accompanying notes to unaudited consolidated financial statements.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


(1)  BASIS OF PRESENTATION

     The accompanying consolidated financial statements were prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for meeting the requirements of Regulation S-X, Article 10 and therefore do not include all disclosures necessary for complete financial statements. In the opinion of management, all adjustments have been made that are necessary for a fair presentation of the financial position and results of operations and cash flows as of and for the periods presented. All such adjustments are of a normal recurring nature. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the entire fiscal year or any other interim period. Certain amounts for the six month period in the prior year have been reclassified to conform with the current period's presentation.

     The accompanying consolidated financial statements include the accounts of First Nationwide (Parent) Holdings Inc. ("Parent Holdings" or the "Company"), which owns directly 80% of the voting stock of First Nationwide Holdings Inc. ("FN Holdings"), which owns all of the common stock of California Federal Bank, A Federal Savings Bank and its subsidiaries. On January 3, 1997, First Nationwide Bank, A Federal Savings Bank merged with and into California Federal Bank, A Federal Savings Bank (the "Cal Fed Acquisition"). Unless the context otherwise indicates, (i) "Old California Federal" refers to California Federal Bank, A Federal Savings Bank prior to the consummation of the Cal Fed Acquisition and (ii) "California Federal" or "Bank" refers to California Federal Bank, A Federal Savings Bank, as the surviving entity after the consummation of the Cal Fed Acquisition, and to First Nationwide and its predecessors for periods prior to the Cal Fed Acquisition. All significant intercompany balances and transactions have been eliminated in consolidation. These financial statements should be read in conjunction with the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. All terms used but not defined elsewhere herein have meanings ascribed to them in the Company's Annual Report on Form 10-K.

     Minority interest represents amounts attributable to (i) the Bank Preferred Stock, (ii) the preferred stock of FN Holdings, (iii) the preferred stock ("REIT Preferred Stock") of California Federal Preferred Capital Corporation, a wholly owned subsidiary of the Bank, (iv) that portion of stockholder's equity of Auto One Acceptance Corporation, a subsidiary of the Bank ("Auto One"), attributable to 20% of its common stock, and (v) the results of operations and equity of FN Holdings attributable to its class B common stock, which is owned by Hunter's Glen/Ford Ltd. ("Hunter's Glen").

     Earnings per share data is not presented due to the limited ownership of the Company. Parent Holdings is a holding company whose only significant asset is its indirect ownership of 80% of the common stock of the Bank, and therefore all activities for the consolidated entity are carried out by the Bank and its operating subsidiaries.


(2)  ACQUISITIONS AND DIVESTITURES

     On February 4, 1998, Auto One acquired 100% of the partnership interests in Gulf States Acceptance Company, a Delaware limited partnership ("GSAC") and its general partner, Gulf States Financial Services, Inc., a Texas corporation. GSAC was liquidated and its assets and liabilities were transferred to Auto One (the "GSAC Acquisition"). The aggregate consideration paid in connection with the GSAC Acquisition was approximately $13.6 million plus a 20% interest in the common stock of Auto One.

     On February 4, 1998, Parent Holdings and Hunter's Glen entered into a definitive merger agreement ("Golden State Merger Agreement") with Golden State Bancorp Inc. ("Golden State"), the publicly traded parent company of Glendale Federal Bank, Federal Savings Bank ("Glendale Federal"), pursuant to which, Parent Holdings, Hunter's Glen and Golden State agreed to a tax-free exchange of shares in a merger transaction (the "Golden State Merger"), to be accounted for under the purchase method of accounting. In connection with the execution of the Golden State Merger Agreement, Golden State,

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

Glendale Federal, the Bank, Stephen J. Trafton, Chairman of the Board, President and Chief Executive Officer of Golden State and Richard A. Fink, Vice Chairman of Golden State, entered into a Litigation Management Agreement ("Litigation Management Agreement") pursuant to which, among other things, Messrs. Trafton and Fink will oversee and manage the California Federal Litigation (hereinafter defined) and continue to oversee and manage similar litigation being prosecuted by Glendale Federal, following the consummation of the Golden State Merger. Following the Golden State Merger, the combined parent company, Golden State, will have approximately 135 to 145 million common shares outstanding and will continue to be a publicly traded company. As part of the Golden State Merger Agreement, Glendale Federal will be merged with and into the Bank. At March 31, 1998, Glendale Federal had total assets of approximately $15.9 billion and deposits of $9.7 billion and operated 181 branches and 26 loan offices in California. The Golden State Merger is subject to regulatory and stockholder approval and is expected to close during the third quarter of 1998.

     On March 29, 1998, the Company signed a definitive agreement to sell its Florida bank franchise (consisting of 24 branches with deposits of $1.5 billion) to Union Planters Bank of Florida, a wholly owned subsidiary of Union Planters Corp. (the "Florida Branch Sale"). The Company expects to record a pre-tax gain of approximately $110 million in connection with the Florida Branch Sale, representing a deposit premium of approximately 7.5%. On June 2, 1998, the Company received regulatory approval for this transaction, which is expected to close during the third quarter of 1998.


(3)  CASH, CASH EQUIVALENTS, AND STATEMENT OF CASH FLOWS

     The Company uses the indirect method to present cash flows from operating activities. Cash paid for interest for the six months ended June 30, 1998 and 1997 was $775.7 million and $706.1 million, respectively.

     During the six months ended June 30, 1998, noncash activity consisted of transfers of $62.4 million from loans receivable to foreclosed real estate, $5.5 million of loans made to facilitate sales of real estate owned and transfers of $3.2 million from loans held for sale (at lower of cost or market) to mortgage-backed securities classified as trading securities upon the securitization of certain of the Bank's single-family loans. Noncash activity also includes the retirement of preferred stock of $.8 million, the issuance of additional preferred stock through preferred stock dividends of $.1 million and dividends to parent of $2.7 million.

     During the six months ended June 30, 1997, noncash activity consisted of transfers of $86.8 million from loans receivable and $1.2 million from loans held for sale (at lower of cost or market) to foreclosed real estate, $21.6 million of loans made to facilitate sales of real estate owned, the issuance of additional preferred stock through preferred stock dividends of $1.4 million and the forgiveness of a $19 million loan from an affiliate of FN Holdings in exchange for the redemption of the FN Holdings/FN Escrow Preferred Stock.


(4)  MINORITY INTEREST

     In connection with the GSAC Acquisition, Auto One issued 250 shares of its common stock, par value $1.00 per share, representing a 20% interest in Auto One. The carrying value of Auto One's common stockholders' equity attributable to the minority stockholders at June 30, 1998 is ($.2) million.


(5)  NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES operating segments in interim financial reports issued to shareholders. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement supersedes FASB Statement No. 14, Financial Reporting for Segments of a Business Enterprise, but retains the requirement to report information about major customers. It amends FASB Statement No. 94, Consolidation of All Majority-Owned Subsidiaries, to remove the special disclosure requirements for previously unconsolidated subsidiaries. This statement is effective for fiscal years beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. This statement need not be applied to interim financial statements in the initial year of application, but comparative information for interim periods in the initial year of application is to be reported in financial statements for interim periods in the second year of application. This statement has no impact on the financial condition or results of operations of the Company, but will require changes in the Company's disclosure requirements.

     In February 1998, the FASB issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS No. 132"), an amendment of FASB Statements No. 87, No. 88 and No. 106. SFAS No. 132 revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. It standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer useful as they were when FASB Statements No. 87, Employers' Accounting for Pensions, No. 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, were issued. SFAS No. 132 is effective for fiscal years beginning after December 15, 1997 and requires restatement of disclosures for earlier periods provided for comparative purposes, if available. It is not expected that the Company will experience any material revision in its disclosures when SFAS No. 132 is adopted.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes standards for derivative instruments and for hedging activities, and requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Under SFAS No. 133, an entity that elects to apply hedge accounting is required to establish at the inception of the hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. SFAS No. 133 applies to all entities and amends FASB Statement No. 107, Disclosures About Fair Values of Financial Instruments, to include in Statement 107 the disclosure provisions about concentrations of credit risk from Statement 105. SFAS No. 133 supersedes FASB Statements No. 80, Accounting for Futures Contracts, No. 105, Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk, and No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments. SFAS No. 133 also nullifies or modifies the consensuses reached in a number of issues addressed by the Emerging Issues Task Force. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Initial application of this statement should be as of the beginning of an entity's fiscal quarter; on that date, hedging relationships must be designated anew and documented pursuant to the provisions of this statement. Earlier application of all of the provisions of SFAS No. 133 is encouraged, but is permitted only as of the beginning of any fiscal quarter that begins after issuance of this statement. SFAS No. 133 should not be applied retroactively to financial statements of prior periods. Management has not yet completed its analysis of SFAS No. 133 and is unable to determine the effect, if any, implementation may have on the Company's consolidated financial statements.

           FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

(6)  SUBSEQUENT EVENT


     On August 6, 1998, GS Escrow Corp. ("GS Escrow") issued $2 billion in debt securities ("GS Escrow Notes"). The GS Escrow Notes were issued to fund a series of refinancing transactions described below. Upon consummation of the Golden State Merger and the refinancing transactions, GS Escrow will be merged (the "GS Escrow Merger") with and into Golden State Holdings Inc. ("GS Holdings"), which is currently named New First Nationwide Holdings Inc. ("New FN Holdings") and is a newly formed subsidiary of FN Holdings. Upon consummation of the Golden State Merger and the GS Escrow Merger, the GS Escrow Notes will be obligations of New FN Holdings. GS Holdings was formed to acquire all of the assets of FN Holdings (including all of the common stock of the Bank) as part of the Golden State Merger.


     Prior to the consummation of the Golden State Merger, (i) FN Holdings (or an affiliate other than GS Escrow) is expected to commence cash tender offers and consent solicitations (collectively, the "Debt Tender Offers") for each of its three outstanding series of long-term notes (the "FN Holdings Notes") which together have a total aggregate principal balance of $915 million; and (ii) FN Holdings (or an affiliate other than GS Escrow Corp.) is expected to commence cash tender offers (the "Bank Preferred Stock Tender Offers") for each of the Bank's two outstanding series of preferred stock which together have a total aggregate liquidation preference of $473.2 million.


     The Debt Tender Offers and Bank Preferred Stock Tender Offers are expected to close subsequent to the closing of the Golden State Merger.


     After the closing of the Golden State Merger and concurrently with the closings of the Debt Tender Offers, Golden State Financial Corporation (an entity that will own 100% of the common stock of GS Holdings following the consummation of the Golden State Merger), as the successor obligor, is expected to give a 30-day notice of redemption for all of the outstanding $455 million aggregate principal amount of 12 1/2% Senior Notes Due 2003 of Parent Holdings (the "Parent Holdings Notes"), and to irrevocably deposit in trust money or government obligations in an amount sufficient to pay the redemption price therefor, together with any accrued and unpaid interest to the date of redemption, for the purpose of defeasing the Parent Holdings Notes (the "Parent Holdings Defeasance").


     The Debt Tender Offers, the Bank Preferred Stock Tender Offers and the Parent Holdings Defeasance will be financed with the net proceeds from the offering of the GS Escrow Notes and, to the extent required, a cash dividend from the Bank.


     There can be no assurance that all of the outstanding FN Holdings Notes will be tendered to and purchased by FN Holdings in the Debt Tender Offers. Any FN Holdings 12 1/4% Senior Notes that remain outstanding after the consummation of the Debt Tender Offers will rank pari passu with the GS Escrow Notes and any FN Holdings 9c% Senior Subordinated Notes or FN Holdings 10e% Senior Subordinated Notes that remain outstanding after the consummation of the Debt Tender Offers will be subordinated in right of payment to the GS Escrow Notes.


     It is not expected that all of the Bank Preferred Stock will be purchased in the Bank Preferred Stock Tender Offers. FN Holdings expects to purchase any outstanding Bank Preferred Stock not acquired in the Bank Preferred Stock Tender Offers once it becomes redeemable (April 1, 1999 in the case of the 10 5/8% Preferred Stock and September 1, 1999 in the case of the 11 1/2% Preferred Stock).